Exhibit 99.1

GENCOR RELEASES FIRST QUARTER FISCAL 2026 RESULTS

February 6, 2026 (PRIME NEWSWIRE) - Gencor Industries, Inc. (the “Company” or “Gencor”) (NYSE American: GENC) announced today net revenue for the quarter ended December 31, 2025 was $23,577,000 compared with $31,416,000 for the quarter ended December 31, 2024 a decrease of $7,839,000. Net revenue from contract equipment sales decreased in the quarter ended December 31, 2025. The decrease in contract equipment sales was due primarily to delays and uncertainty around replacement of the current five year Federal infrastructure spending bill which is scheduled to expire on September 30, 2026. As a percent of sales, gross profit margins were 28.7% in the quarter ended December 31, 2025, compared to 27.6% in the quarter ended December 31, 2024. The improved gross margins were driven by increased parts and components sales which typically have a higher margin compared to contract equipment sales.

Product engineering and development expenses increased $81,000 to $758,000 for the quarter ended December 31, 2025, as compared to $677,000 for the quarter ended December 31, 2024. Selling, general and administrative (“SG&A”) expenses decreased $471,000 to $2,896,000 for the quarter ended December 31, 2025, compared to $3,367,000 for the quarter ended December 31, 2024 due to lower commissions and professional service fees.

The Company had operating income of $3,101,000 for the quarter ended December 31, 2025 as compared to $4,624,000 for the quarter ended December 31, 2024. The decrease in operating income was due to lower revenues in the quarter ended December 31, 2025.

For the quarter ended December 31, 2025, the Company had net other income of $1,550,000 compared to $534,000 for the quarter ended December 31, 2024. Included in net other income for the quarter ended December 31, 2025 were net realized and unrealized gains on marketable securities of $373,000 compared to net realized and unrealized losses of $(455,000) for the quarter ended December 31, 2024.

The effective income tax rates for the quarters ended December 31, 2025 and December 31, 2024 were 26.0%. Net income for the quarter ended December 31, 2025 was $3,442,000, or $0.23 per basic and diluted common share, compared to net income of $3,817,000, or $0.26 per basic and diluted common share for the quarter ended December 31, 2024.

At December 31, 2025, the Company had $147.7 million of cash and cash equivalents and marketable securities compared to $136.3 million at September 30, 2025. Net working capital was $200.9 million at December 31, 2025 compared to $197.7 million at September 30, 2025. The Company had no short-term or long-term debt outstanding at December 31, 2025.

The Company’s backlog was $57.4 million at December 31, 2025 compared to $54.4 million at December 31, 2024.

Marc Elliott, Gencor’s President and Chairman of the Board, commented, “Despite a first quarter decline in revenues, Gencor realized a higher gross profit margin on sales due primarily to robust aftermarket sales activity. We started our fiscal year with weaker-than-normal backlog and a government shutdown that affected customer confidence in the first quarter. In recent months, however, we have seen a pickup in order activity and more optimism from our customers on large capital purchases. Our current backlog of over $57 million suggests a solid year ahead with continued optimism.”

Gencor is a leading manufacturer of heavy machinery used in the production of highway construction equipment and materials and environmental control equipment.

GENCOR INDUSTRIES, INC. Condensed Consolidated Balance Sheets
	December 31, 2025 (Unaudited)	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$36,731,000	$26,587,000
Marketable securities at fair value (cost of $108,356,000 at December 31, 2025 and $107,237,000 at September 30, 2025)	111,003,000	109,714,000
Accounts receivable, less allowance for credit losses of $498,000 at December 31, 2025 and $434,000 at September 30, 2025	3,498,000	3,130,000
Contract assets	5,091,000	12,208,000
Inventories, net	53,249,000	53,503,000
Prepaid expenses	2,919,000	1,399,000

Total current assets	212,491,000	206,541,000

Property and equipment, net	11,510,000	11,079,000
Deferred income taxes	4,611,000	4,584,000
Other long-term assets	301,000	392,000

Total Assets	$228,913,000	$222,596,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,991,000	$1,842,000
Customer deposits	6,022,000	3,889,000
Accrued expenses	3,286,000	2,741,000
Current operating lease liabilities	248,000	339,000

Total current liabilities	11,547,000	8,811,000
Unrecognized tax benefits	2,122,000	1,983,000

Total liabilities	13,669,000	10,794,000

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $.10 per share; 300,000 shares authorized; none issued	—	—
Common stock, par value $.10 per share; 15,000,000 shares authorized; 12,338,845 shares issued and outstanding at December 31, 2025 and September 30, 2025	1,234,000	1,234,000
Class B Stock, par value $.10 per share; 6,000,000 shares authorized; 2,318,857 shares issued and outstanding at December 31, 2025 and September 30, 2025	232,000	232,000
Capital in excess of par value	12,590,000	12,590,000
Retained earnings	201,188,000	197,746,000

Total shareholders’ equity	215,244,000	211,802,000

Total Liabilities and Shareholders’ Equity	$228,913,000	$222,596,000

GENCOR INDUSTRIES, INC. Condensed Consolidated Income Statements For the Quarters Ended December 31, 2025 and 2024 (Unaudited)
	2025	2024
Net revenue	$23,577,000	$31,416,000
Cost of goods sold	16,822,000	22,748,000

Gross profit	6,755,000	8,668,000
Operating expenses:
Product engineering and development	758,000	677,000
Selling, general and administrative	2,896,000	3,367,000

Total operating expenses	3,654,000	4,044,000

Operating income	3,101,000	4,624,000
Other income, net:
Interest and dividend income, net of fees	1,177,000	989,000
Realized and unrealized gains (losses) on marketable securities, net	373,000	(455,000)

Total other income, net	1,550,000	534,000

Income before income tax expense	4,651,000	5,158,000
Income tax expense	1,209,000	1,341,000

Net income	$3,442,000	$3,817,000

Net income per common share – basic and diluted	$0.23	$0.26

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. The Company’s actual results may differ materially from those set forth in the Company’s forward-looking statements depending on a variety of important factors, including the financial condition of the Company’s customers, changes in the economic and competitive environments and demand for the Company’s products. In addition, the impact of (i) the U.S. government’s recent tariff announcements, (ii) actions taken by other countries, including the U.S., in response to such tariff announcements and conflicts, could result in a disruption in our supply chain and higher costs of our products. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2025: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. However, other factors besides those referenced could adversely affect the Company’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this press release. The Company does not undertake to update any forward-looking statements, except as required by law.

Unless the context otherwise indicates, all references in this press release to the “Company,” “Gencor,” “we,” “us,” or “our,” or similar words are to Gencor Industries, Inc. and its subsidiaries.

Contact:   Eric Mellen, Chief Financial Officer

 407-290-6000